Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-3 No. 333-189719) of EQT Midstream Partners, LP and EQT Midstream Finance Corporation pertaining to the registration of Common Units Representing Limited Partner Interests, Debt Securities and Guarantees of Debt Securities,

•	Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan;

of our report dated April 1, 2015, with respect to the combined financial statements of EQT Midstream Partners, LP included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
April 1, 2015